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                                                                      EXHIBIT 11


                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)


                                                                          -----------------------------------------------
                                                                                        Year Ended December 31,
In thousands, except per share amounts                                       1998              1997               1996
                                                                          ----------        ----------         ----------

                                    BASIC EPS

Income from continuing operations ................................        $   68,371        $   44,271         $   23,084
Income from discontinued operations ..............................              --             292,352             17,537
Extraordinary item ...............................................              --                (875)              --
                                                                          ----------        ----------         ----------
Net income .......................................................        $   68,371        $  335,748         $   40,621
                                                                          ==========        ==========         ==========
Weighted-average common shares
   outstanding used in earnings
   per share computations ........................................            72,716            73,998             72,830
                                                                          ==========        ==========         ==========

Earnings per share:
   Continuing operations .........................................        $     0.94        $     0.60         $     0.32
   Discontinued operations .......................................              --                3.95               0.24
   Extraordinary item ............................................              --               (0.01)              --
                                                                          ----------        ----------         ----------
   Net income ....................................................        $     0.94        $     4.54         $     0.56
                                                                          ==========        ==========         ==========

                                   DILUTED EPS

Income from continuing operations ................................        $   68,371        $   44,271         $   23,084
Income from discontinued operations ..............................              --             292,352             17,537
Extraordinary item ...............................................              --                (875)              --
                                                                          ----------        ----------         ----------

Net income .......................................................        $   68,371        $  335,748         $   40,621
                                                                          ==========        ==========         ==========
Shares used in earnings per
   share computations ............................................            76,057            77,000             77,154
                                                                          ==========        ==========         ==========

Earnings per share:
   Continuing operations .........................................        $     0.90        $     0.57         $     0.30
   Discontinued operations .......................................              --                3.80               0.23
   Extraordinary item ............................................              --               (0.01)              --
                                                                          ----------        ----------         ----------

   Net income ....................................................        $     0.90        $     4.36         $     0.53
                                                                          ==========        ==========         ==========
Computation of Shares Used in Earnings Per Share Computations

Average outstanding common shares ................................            72,716            73,998             72,830
Average common equivalent shares --
   dilutive effect of option shares ..............................             3,341             3,002              4,324
                                                                          ----------        ----------         ----------
Shares used in earnings
   per share computations ........................................            76,057            77,000             77,154
                                                                          ==========        ==========         ==========
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